     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH
13, 1996
                              REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                         CONTINENTAL HOMES HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               86-0554624
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                             7001 N. SCOTTSDALE ROAD
                                   SUITE 2050
                            SCOTTSDALE, ARIZONA 85253
                                 (602) 483-0006
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------------
                                DONALD R. LOBACK
                             CHIEF EXECUTIVE OFFICER
                             7001 N. SCOTTSDALE ROAD
                                   SUITE 2050
                            SCOTTSDALE, ARIZONA 85253
                                 (602) 483-0006
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                --------------------
                                   Copies to:
 JOHN P. MITCHELL, ESQ.                          VINCENT J. PISANO,
ESQ.
CAHILL GORDON & REINDEL                           SKADDEN, ARPS,
SLATE,
    80 PINE STREET                                    MEAGHER &
FLOM
NEW YORK, NEW YORK 10005                              919 THIRD
AVENUE
   (212) 701-3000                                NEW YORK, NEW YORK
10022
                                                      (212)
735-3000
                                --------------------
Name of Additional                State of Incorporation     I.R.S.
Employer
  Registrants                        or Organization
Identification No.
------------------                ----------------------
-------------------
ACHETER, INC.                           TEXAS
74-2528175
CH MORTGAGE COMPANY                     COLORADO
84-0834739
CHI CONSTRUCTION COMPANY                ARIZONA
86-0533370
CHI FINANCE CORP.                       ARIZONA
86-0527430
CONTINENTAL HOMES, INC.                 DELAWARE
86-0515339
CONTINENTAL HOMES OF FLORIDA, INC.      FLORIDA
59-1237314
CONTINENTAL HOMES OF TEXAS, INC.        TEXAS
74-2695183
KDB HOMES, INC.                         DELAWARE
86-0565376
L&W INVESTMENTS INC.                    CALIFORNIA
86-0596757
MILBURN INVESTMENTS, INC.               TEXAS
74-2209385
MILTEX FINANCIAL IV GENERAL             TEXAS
74-2209385
  PARTNERSHIP
MILTEX MANAGEMENT, INC.                 TEXAS
74-2648358
MILTEX MORTGAGE OF TEXAS                TEXAS
74-2209385
  LIMITED PARTNERSHIP
RANCHO CARILLO, INC.                    DELAWARE
84-0724231
R.O.S. CORPORATION                      TEXAS
74-2665796
SETTLEMENT CORPORATION                  TEXAS
74-2209385

TRAVIS COUNTY TITLE COMPANY             TEXAS
74-2111971
                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as
practicable after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./__/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./_X/

                         CALCULATION OF REGISTRATION FEE
=================================================================
==============
                                      Proposed       Proposed
Title of Each Class       Amount       Maximum        Maximum
    Amount
of Securities to          to be     Offering Price   Aggregate
  of Regis-
  be Registered          Registered  Per Unit(1)   Offering
Price(1) tration Fee
-----------------------------------------------------------------
---------------
 % Senior Notes
  due 2006..........   $150,000,000    100%         $150,000,000
    $51,725
-----------------------------------------------------------------
---------------
Guarantees of the
  Senior Notes......   $150,000,000     (2)            (2)
    --------
=================================================================
===============

(1)  ESTIMATED  SOLELY FOR PURPOSES OF  CALCULATING  THE
REGISTRATION  FEE
     PURSUANT  TO  RULE  457  UNDER  THE  SECURITIES  ACT OF  1933.

(2)  NO  SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE
GUARANTEES.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A),
MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY           SUBJECT TO COMPLETION, DATED MARCH 13, 1996
PROSPECTUS
                                  $150,000,000
                         CONTINENTAL HOMES HOLDING CORP.
                             % SENIOR NOTES DUE 2006
                               ------------------

    The % Senior Notes due 2006 (the "Senior Notes") are being offered hereby
(the "Offering") by Continental Homes Holding Corp. (the
"Company"). Interest on
the Senior Notes is payable semi-annually on and of each year, commencing ,
1996.  The Senior Notes mature on , 2006.

    The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after , 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to , 1999, the Company may redeem up to 33% of the aggregate principal amount of the Senior Notes originally issued with the net proceeds of one or more public offerings of its common stock at a redemption price equal to % of the aggregate principal amount of each Senior Note so redeemed, plus accrued and unpaid interest, if any, to the date of redemption;
provided, however, that immediately after giving effect to any such redemption, not less than $100,000,000 principal amount of the Senior Notes remains outstanding.

    In the event of a Change of Control (as defined), the Company is required to offer to repurchase all of the Senior Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, the Company will be obligated to make an offer to repurchase Senior Notes for cash at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase with the net cash proceeds of certain asset sales and if the
Company's Net Worth (as defined) falls below a specified level for two consecutive fiscal quarters.

    The Senior Notes will be general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all existing and future senior indebtedness of the Company; however, the Senior Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As of November 30,
1995, after giving effect to the Offering and the application of the proceeds therefrom, the Company would have had no secured indebtedness outstanding. The
Senior Notes will be guaranteed (the "Guarantees"), on a joint and several basis, by all of the Restricted Subsidiaries (as defined) of the Company existing on the closing date of this Offering (collectively, the "Guarantors").
The Guarantees will be general unsecured obligations of the Guarantors, ranking senior in right of payment to all existing and future subordinated indebtedness of the Guarantors and pari passu in right of payment with all existing and future senior indebtedness of the Guarantors; however, the Guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness. As of November 30,
1995, after giving effect to the Offering and the application of the proceeds therefrom, the Guarantors would have had approximately $3,650,000 of secured indebtedness outstanding.


      SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR
A DISCUSSION
OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN
INVESTMENT IN THE
SENIOR NOTES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE

      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
PASSED
                 ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                   REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=================================================================
===============
                                                Underwriting
                                 PRICE TO       Discounts and
Proceeds to
                                 PUBLIC(1)      Commissions(2)
Company(3)
-----------------------------------------------------------------
---------------
Per Senior Note..............           %               %
       %
-----------------------------------------------------------------
---------------
Total........................    $                $
  $
=================================================================
===============

(1)  PLUS ACCRUED INTEREST, IF ANY, FROM THE DATE OF ORIGINAL
ISSUANCE.
(2)  THE  COMPANY  HAS  AGREED  TO  INDEMNIFY  THE   UNDERWRITERS
 AGAINST
     CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE
SECURITIES ACT OF
     1933, AS AMENDED.  SEE "UNDERWRITING."
(3)  BEFORE DEDUCTING EXPENSES OF THE OFFERING PAYABLE BY THE
     COMPANY ESTIMATED AT $ .

                                    --------------------
     The Senior Notes are being offered, subject to prior sale, when, as and if
delivered to and accepted by the Underwriters and subject to certain conditions.
It is expected that delivery of the Senior Notes will be made at the offices of
Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
on or about
April , 1996.
                                    --------------------
SMITH BARNEY INC.                                        SALOMON
BROTHERS INC

April   , 1996

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT
OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE
SENIOR NOTES AT
LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN
MARKET. SUCH
STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange
Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the Public Reference Section maintained by the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549 and at the following Regional Offices maintained by the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New
York, New York 10048 and Chicago Regional Office, Citicorp Center,
500 West
Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company (symbol "CON") can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad
Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement (the
"Registration Statement") under the Securities Act of 1933, as amended (the
"Securities Act"), with respect to the Senior Notes offered hereby.
This
Prospectus does not contain all the information set forth in the Registration
Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the
Company and the Senior Notes offered hereby.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, heretofore filed by the Company with the
Commission pursuant to the Exchange Act, are hereby incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended
          May 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended
          August 31, 1995; and

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995.

     Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this
Prospectus and shall be part hereof from the date of filing of such document.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person,
including any
beneficial owner, to whom a copy of this Prospectus has been delivered, upon the
written or oral request of any such person, a copy of any document described
above (other than exhibits). Requests for such copies should be directed to
Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite
2050,
Scottsdale, Arizona 85253, Attention: Secretary, telephone number
(602)
483-0006.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus.


                                   THE COMPANY

     Continental Homes Holding Corp. (the "Company") designs, constructs and sells high quality single-family homes targeted primarily to entry-level and first-time move-up homebuyers. As of November 30, 1995, the Company was offering homes for sale in 59 communities in six markets. The Company is geographically diversified, currently operating in Phoenix, Arizona; Austin and San Antonio,
Texas; Denver, Colorado; South Florida; and Southern California. The Company's revenues from home sales have increased from approximately $130,611,000 in fiscal 1991 to approximately $414,718,000 in fiscal 1995, while the Company's
EBITDA (as defined) has increased from approximately $14,134,000 to approximately $43,531,000 over the same period. These increases are attributable to internal growth as well as acquisitions of existing homebuilders.

     The Company is a leading homebuilder in the Phoenix and Austin markets. The
Phoenix metropolitan area is the Company's primary market and accounted for approximately 49% of the Company's revenues from homebuilding operations for the fiscal year ended May 31, 1995. In calendar 1995, the Company continued to be the leading non-retirement homebuilder in Phoenix for the eleventh consecutive year. The Phoenix market ranked second nationally for single-family housing starts in calendar 1995. The Austin market contributed approximately 26% of the
Company's revenues from homebuilding operations for the fiscal year ended May
31, 1995. The Company retained its number one ranking in Austin in calendar 1995 by delivering more single-family homes than any other homebuilder. The Company also has expanding operations in Denver, San Antonio, South Florida and Southern
California. The Company complements its homebuilding activities by providing mortgage banking services in Arizona to its homebuyers and in Texas to its homebuyers and to third parties.

     The Company markets its homes by emphasizing quality housing at affordable prices. The Company's operating strategy is to (i) design efficient floorplans to minimize construction costs, (ii) negotiate favorable pricing and terms from certain of its subcontractors which perform a high volume of work for the
Company, (iii) closely monitor construction costs using the Company's custom-designed management information systems and (iv) maintain a supply of land to meet anticipated homebuilding requirements for approximately two to three years.

     The Company believes that it will continue to capitalize on the operating strategy that it has successfully implemented in the different geographical markets in which it operates. The Company entered the Austin, San Antonio and
South Florida markets in July 1993, January 1994 and November 1994, respectively, through acquisitions of existing homebuilders. The Company will continue to review opportunities to enter new housing markets that have demonstrated periods of strong population and employment growth. The Company may enter such markets through either acquisitions or start-up operations.

     The Company has continued to experience improved demand for its homes. The aggregate sales value of new contracts signed increased 56% in the six months ended November 30, 1995 to approximately $294,769,000 representing 2,256 homes
(including approximately $14,317,000 in South Florida representing 103 homes) as compared with approximately $188,771,000 representing 1,437 homes (including
$1,133,000 in South Florida representing seven homes) for the six months ended
November 30, 1994. Sales in South Florida were included from
November 1, 1994.
At November 30, 1995, the Company had a backlog of signed contracts of 1,692 homes with an aggregate sales value of approximately $229,934,000, as compared with 1,145 homes with an aggregate sales value of approximately $155,909,000 at the same time last year. The Company expects that substantially all homes under contract at November 30, 1995 will be delivered during the fiscal year ending
May 31, 1996.

     The Company was incorporated in Delaware in June 1986. The
Company's
executive offices are located at 7001 N. Scottsdale Road, Suite
2050,
Scottsdale, Arizona 85253; its telephone number is (602) 483-0006.

                                  THE OFFERING

Securities Offered..................    $150,000,000  aggregate
principal
                                        amount of % Senior Notes
due 2006 (the
                                        "Senior Notes").

Maturity Date.......................            , 2006.

Interest Rate and
     Payment  Dates.................    The Senior Notes will bear
interest at
                                        the rate of % per annum.
Interest  will
                                        accrue from the Issue Date
(as defined)
                                        and will be payable
semi-annually on and
                                        of each year, commencing ,
1996.

Optional Redemption.................    The Senior Notes will be
redeemable at
                                        the option of the Company,
in whole or
                                        in part,  at any time on or
after , 2001
                                        at the redemption prices
set forth
                                        herein, plus accrued and
unpaid interest
                                        if any, to the date of
redemption.  In
                                        addition, at any time on or
prior to ,
                                        1999, the Company may
redeem up to 33%
                                        of the aggregate principal
amount of the
                                        Senior Notes originally
issued with the
                                        net proceeds of one or more
public
                                        offerings of its common
stock at a
                                        redemption price equal to
% of the
                                        aggregate  principal of
each Senior Note
                                        so redeemed,  plus accrued
and unpaid
                                        interest,  if any, to the
date of
                                        redemption;  provided,
however, that
                                        immediately after giving
effect to
                                        any such redemption,  not
less than
                                        $100,000,000  principal
amount of the
                                        Senior Notes remains
outstanding.
                                        See  "Description  of the
Senior  Notes
                                        --  Optional Redemption."

Offers to Purchase.................     In the event of a Change of
Control (as
                                        defined), the Company is
required to
                                        offer to repurchase all of
the Senior
                                        Notes at a price equal to
101% of the
                                        aggregate principal amount
thereof, plus
                                        accrue and unpaid interest,
if any, to
                                        the date of repurchase.
See
                                        "Description of the Senior
Notes--
                                        Certain Covenants-- Change
of Control."
                                        In addition,  the Company
will be
                                        obligated  to make an offer
to
                                        repurchase  Senior  Notes
for cash at
                                        a price equal to 100% of
the  principal
                                        amount  thereof,  plus
accrued and
                                        unpaid interest,  if any,
to the date
                                        of  repurchase  with the
net  cash
                                        proceeds  of certain asset
sales and
                                        if the  Company's  Net
Worth (as
                                        defined)  falls below a
specified level
                                        for two consecutive  fiscal
quarters.
                                        See  "Description of the
Senior Notes--
                                        Certain  Covenants --
Limitation on
                                        Asset Sales and--
Maintenance of Net

                                        Worth."

Ranking.............................    The  Senior  Notes  will
be  general
                                        unsecured obligations of
the Company,
                                        ranking senior in right of
payment to
                                        all existing and future
subordinated
                                        indebtedness of the Company
and pari
                                        passu in right of  payment
with all
                                        existing  and  future
senior
                                        indebtedness  of the
Company;  however,
                                        the Senior  Notes will be
effectively
                                        subordinated  to all
secured
                                        indebtedness  of the
Company  to the
                                        extent of the value of the
assets
                                        securing such indebtedness.
As of
                                        November 30, 1995, after
giving effect
                                        to the Offering and the
application of
                                        the proceeds  therefrom,
the Company
                                        would have had no secured
indebtedness
                                        outstanding.

Guarantees..........................    The Senior  Notes will be
guaranteed
                                        (the  "Guarantees"),  on a
joint and
                                        several  basis,  by all of
the
                                        Restricted Subsidiaries
(as  defined)
                                        of the Company  existing on
the closing
                                        date of this Offering
(collectively,
                                        the  "Guarantors").  The
Guarantees
                                        will be  general unsecured
obligations
                                        of the Guarantors,  ranking
senior in
                                        right of payment to all
existing and
                                        future  subordinated
indebtedness  of
                                        the  Guarantors and pari
passu in right
                                        of payment with all
existing and future
                                        senior  indebtedness  of
the Guarantors;
                                        however, the Guarantees
will be
                                        effectively subordinated to
all
                                        secured  indebtedness of
the Guarantors
                                        to the extent of the value
of the
                                        assets securing such
Indebtedness.  As
                                        of November 30, 1995, after
giving
                                        effect to the Offering and
the
                                        application of the
                                        proceeds  therefrom,
                                        the Guarantors  would have
had
                                        approximately  $3,650,000
of secured
                                        indebtedness  outstanding.
See
                                        "Description of the Senior
Notes--
                                        The Guarantees."

Certain Covenants...................    The Indenture (as defined)
will impose
                                        certain   limitations   on
the
                                        ability  of  the  Company
and  its
                                        Restricted Subsidiaries
to,  among
                                        other  things,  incur
additional
                                        indebtedness,   pay
dividends or make
                                        certain other restricted
payments and
                                        investments,  consummate
certain
                                        asset  sales,   enter  into
certain
                                        transactions   with
affiliates,
                                        redesignate  an
Unrestricted
                                        Subsidiary  (as  defined)
to  be  a
                                        Restricted Subsidiary,
designate a

                                        Restricted  Subsidiary as
an
                                        Unrestricted  Subsidiary,
incur  liens,
                                        merge or  consolidate  with
any  other
                                        person  or sell,  assign,
transfer,
                                        lease, convey or otherwise
dispose of
                                        all or substantially all of
its
                                        assets.  The Indenture will
also impose
                                        limitations on the
Company's ability to
                                        restrict the ability of its
Restricted
                                        Subsidiaries  to pay
dividends or make
                                        certain payments to the
Company or any
                                        of its Restricted
Subsidiaries and on
                                        the ability of the
Company's
                                        subsidiaries to issue
preferred stock.
                                        See "Description of the
Senior Notes
                                        -- Certain Covenants."

Use of Proceeds.....................    The net proceeds of this
Offering are
                                        estimated  to be
approximately  $
                                        million.  Such net
proceeds  will be
                                        used to repurchase the
Company's 12%
                                        Senior Notes due 1999 (the
"Old Senior
                                        Notes");  to reduce certain
other
                                        indebtedness; and for
working capital
                                        and general corporate
purposes. See
                                        "Use of Proceeds."

                                 SUMMARY FINANCIAL INFORMATION

      The following table sets forth summary financial information regarding the results of operations and financial position of the Company. The summary financial information of the Company as of and for the five years ended May 31,
1995 has been derived from financial statements of the Company audited by Arthur
Andersen LLP. The summary financial information of the Company as of November
30, 1995 and for the six months ended November 30, 1994 and 1995 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the six months ended November 30, 1995 are not necessarily indicative of results for the full fiscal year. This information should be read in conjunction with "Management's Discussion and Analysis of
Results of Operations and Financial Condition" and the Company's
Consolidated
Financial Statements and Notes thereto incorporated by reference in this
Prospectus.





                                       SIX MONTHS ENDED
                                                             YEAR
ENDED MAY 31,                             NOVEMBER 30,

--------------------------------------------------------------
  ----------------
                                       1991         1992
1993         1994        1995             1994      1995
                                      ------       ------
------       ------      ------           ------    ------

                    (DOLLARS IN THOUSANDS)

INCOME STATEMENT DATA
Revenues
  Home sales........................ $ 130,611    $ 164,815    $
200,012    $ 340,031   $ 414,718         $ 201,270  $ 268,330
  Land sales........................     4,977        3,114
4,113        1,095      10,658              --       11,267
  Mortgage banking and title
    operations......................     2,930        1,905
2,426        6,967       6,707             3,483      4,946
  Other income, net.................        97          590
  482          527         369               232        106
                                     ---------    ---------
---------    ---------   ---------         ---------  ---------
Total revenues......................   138,615      170,424
207,033      348,620     432,452           204,985    284,649
                                     ---------    ---------
---------    ---------   ---------         ---------  ---------
Costs and expenses
  Homebuilding
   Cost of home sales...............   106,463       135,141
161,960      277,878     339,288           164,644   218,857
   Cost of land sales...............     4,994         3,156
4,766        1,499      10,958               150    11,329
   Selling, general and
    administrative expenses.........    15,514        18,648
20,836       37,065      46,308            21,805    30,028
   Interest, net....................     2,239         1,341
5,498        4,456       4,993             2,246     2,454
   Inventory writedown..............     5,000         7,500
   --           --          --                --        --
  Mortgage banking and title
    operations
  Selling, general and
    administrative expenses.........     2,637         1,713
1,544        4,818       5,639             2,741     3,255
   Interest, net....................       (51)         (178)
   14         (233)       (199)             (289)       34
                                      --------    ----------
---------    ---------    --------          --------   -------
Total costs and expenses............   136,796       167,321
194,618      325,483     406,987           191,297   265,957
                                      --------    ----------
---------    ---------    --------          --------   -------
Equity in loss of unconsolidated
 joint ventures.....................    (1,342)         (948)
 (332)          --          --                --        --
                                      --------    ----------
---------    ---------    --------          --------   -------
Income before taxes and
 extraordinary credits..............       477         2,155
12,083       23,137      25,465            13,688    18,692

Income taxes........................       361           863
4,983       10,054      11,644             6,080     8,153
                                      --------    ----------
---------    ---------    --------          --------   -------
Income from operations..............       116         1,292
7,100       13,083      13,821             7,608    10,539
Extraordinary gain from
 extinguishment of debt (1).........        --         5,299
   --           --          --                --        --
                                      --------    ---------
---------    ---------   ---------         ---------  --------
Net income..........................  $    116    $    6,591   $
7,100    $  13,083   $  13,821         $   7,608  $ 10,539
                                      ========    ==========
=========    =========   =========         =========  ========

Ratio of earnings to fixed charges,
  including mortgage banking
  operations (2)....................        (3)        1.44x
 1.91x       2.36x       1.99x             2.24x      2.48x

Ratio of earnings to fixed charges,
  excluding mortgage banking
  operations (2)(4).................        (3)        1.51x
 2.01x       2.62x       2.11x             2.39x      2.66x

HOUSING DATA (5)
Deliveries..........................     1,249        1,470
1,769        2,831      3,202             1,560      2,057
New contracts, net..................     1,317        1,627
2,000        2,844      3,427             1,437      2,256
Backlog at end of period (units)....       486          669
  900        1,136      1,493             1,145      1,692
Backlog at end of period ($ value)..  $ 53,180      $76,215
$107,499     $147,242   $198,126          $155,909   $229,934




 FOUR FISCAL QUARTERS ENDED

-----------------------------------------------------------------
--------------------
                                                         MAY 31,
                                       NOVEMBER 30,

--------------------------------------------------------------
  ------------
                                       1991         1992
1993         1994        1995                 1995
                                      ------       ------
------       ------      ------               ------

                    (DOLLARS IN THOUSANDS)

OTHER FINANCIAL DATA(6)
EBITDA(7).........................  $ 14,134     $ 17,599     $
24,846     $ 36,923     $ 43,531            $  51,823
Consolidated Interest Incurred....    10,233        9,366
12,040       13,378       19,693               21,790
Coverage Ratio....................      1.38x        1.88x
2.06x        2.76x        2.21x                2.38x
Consolidated Interest
  Incurred, as adjusted(8)                --           --
 --           --     $ 19,219            $  20,451
Coverage Ratio, as adjusted(8)....        --           --
 --           --         2.26x                2.53x



                                                         MAY 31,
                                        NOVEMBER 30, 1995

--------------------------------------------------------------
  ---------------------

                                                       AS
                                       1991         1992
1993         1994        1995            ACTUAL     ADJUSTED(8)
                                      ------       ------
------       ------      ------           ------     -----------


                    (DOLLARS IN THOUSANDS)

BALANCE SHEET DATA
Assets
  Homes, lots and improvements
  in production................     $  93,739    $ 116,450   $
142,589    $ 205,369    $ 291,331       $ 309,735     $ 309,735
                                    =========    =========
=========    =========    =========       =========     =========
  Total homebuilding assets....     $ 118,411    $ 140,598   $
172,798    $ 266,384   $ 350,659        $ 375,541     $ 376,495
  Mortgage banking assets......        24,301       22,176
14,727       39,106      36,174           35,753        35,753
                                    ---------    ---------
---------    ---------   ---------        ---------     ---------
   Total assets................     $ 142,712    $ 162,774   $
187,525    $ 305,490   $ 386,833        $ 411,294     $ 412,248
                                    =========    =========
=========    =========   =========        =========     =========
Debt
  Homebuilding.................     $  82,235    $  81,293   $
106,183    $ 144,048   $ 198,814        $ 216,267     $ 228,650
  Mortgage banking.............        22,146       20,448
8,604       24,271      34,011           23,596        23,596
                                    ---------    ---------
---------    ---------   ---------        ---------     ---------
   Total debt..................     $ 104,381    $ 101,741   $
114,787    $ 168,319   $ 232,825        $ 239,863    $  252,246
                                    =========    =========
=========    =========   =========        =========    ==========
Stockholders' equity...........     $  28,562    $  44,428   $
51,550    $  98,560   $ 110,479        $ 120,556    $  113,813
                                    =========    =========
=========    =========   =========        =========    ==========


(1) Fiscal 1992 reflects the retirement of a note payable at an amount less than par.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from operations before income taxes plus fixed charges (net of capitalized interest). Fixed charges include interest expense plus capitalized interest and a portion of operating lease rental expense deemed to be representative of interest.

(3) Fiscal 1991 includes a pre-tax writedown of $5,000,000. After giving effect to such writedown, earnings for the fiscal year ended May 31, 1991 were inadequate to cover fixed charges and resulted in a coverage deficiency of
     $3,009,000.

(4) The Company believes that the ratio of earnings to fixed charges excluding interest expense attributable to the Company's mortgage banking operations may be helpful to investors in understanding the Company's ability to cover fixed charges for its homebuilding operations. See
"Business--Mortgage
     Banking."

(5) Data for fiscal 1991 excludes the Company's proportionate share of homes sold and closed in unconsolidated joint ventures.

(6) Calculated in accordance with the definitions of such terms contained in the Indenture and set forth herein under "Description of the Senior Notes--
     Certain Definitions."

(7) EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities
(as determined
     in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity.

(8) As adjusted to give effect to the issuance and sale by the Company of the
     Senior Notes, the application of the estimated net proceeds therefrom as described under "Use of Proceeds" (assuming an interest rate of % for the
     Senior Notes and that all Old Senior Notes are acquired at a tender price of $ for each Old Senior Note, and the extraordinary loss, net of taxes, related to the tender offer premium pursuant to the Offer to Purchase
     (as defined) and the writeoff of debt issuance costs and the net premium relating to the repurchase of the Old Senior Notes).

                                 8

                                  RISK FACTORS

      Prospective purchasers of the Senior Notes should consider carefully the factors set forth below as well as the other information set forth or incorporated by reference in this Prospectus prior to investing in the Senior
Notes.


THE HOUSING INDUSTRY

      Homebuilders, including the Company, are subject to various risks, such as economic recession, competitive overbuilding, changes in governmental regulation, increases in real estate taxes, energy costs or costs of materials and labor, the availability of suitable land, and the availability of construction funds or mortgage loans at rates acceptable to builders and homebuyers. In addition, increases in interest rates or a reduction in the deductibility of mortgage interest for federal tax purposes may have an adverse effect upon the Company's sales and could affect the availability of home financing to present and potential customers of the Company.


LEVERAGE; POTENTIAL ADVERSE EFFECT OF INDEBTEDNESS ON FUTURE
OPERATIONS

     As of November 30, 1995, after giving effect to the Offering and the application of the proceeds therefrom, the outstanding consolidated indebtedness of the Company would have been $228,650,000 (excluding mortgage banking related indebtedness) and the Company would have had stockholders' equity of
$113,813,000. In addition, subject to the restrictions in the Indenture, the
Company may incur additional indebtedness in the future, some of which may be secured. The Company's ability to make required debt service payments in the future will be dependent upon the Company's operating results, which are subject to financial, economic and other factors affecting the Company that are beyond its control. No assurance can be given that the Company will be able to make required debt service payments.

     The degree to which the Company is leveraged could have an adverse impact on the Company, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.


COMPETITION

     The single-family residential housing industry is highly competitive and the Company competes in each of its markets with numerous other national, regional and local homebuilders, some of which have greater resources than the
Company. The Company's homes compete on the basis of quality, price, design, mortgage financing terms and location. See "Business--Operating Strategy." The
Company also competes with developers of rental housing units and, to a lesser extent, condominiums.


GROWTH THROUGH ACQUISITIONS

     During the past three years, the Company has expanded its operations into new housing markets primarily by means of acquisitions of existing homebuilders.
The Company entered the Austin, San Antonio and South Florida markets in July
1993, January 1994 and November 1994, respectively, through acquisitions of existing homebuilders. The Company will continue to review opportunities to enter new housing markets that have demonstrated periods of strong population and employment growth. However, there can be no assurance that the Company will be able to locate or acquire other suitable acquisition candidates on acceptable terms, or that it will be successful in managing the operations of the entities acquired and effectively and profitably integrating such operations into the
Company. Additionally, there can be no
assurance that any future acquisitions
will not have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisitions.


DEPENDENCE ON KEY PERSONNEL

     The Company's business is managed by a small number of executive officers.
The loss of the services of one or more of these executive officers could have a material adverse effect on the business and operations of the Company.


FRAUDULENT CONVEYANCE

     The Company is a holding company which derives all of its operating income from its subsidiaries. The Company must rely on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Senior
Notes. The ability of the Company's subsidiaries to pay such dividends or make such distributions will be subject to, among other things, applicable state laws and, under certain circumstances, restrictions contained in agreements or debt instruments that the Company or its subsidiaries may enter into after the date of the Indenture. All of the subsidiaries of the Company have jointly and severally guaranteed the Senior Notes.

     The Guarantees may be subject to review under federal or state fraudulent conveyance law. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay, or defraud any present or future creditor, or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or
(y) such Guarantor did not receive fair consideration or reasonable equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee,
(iii) was
engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, a court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by each Guarantor as a result of the issuance by the Company of the Senior Notes. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such
Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

     To the extent any Guarantee was avoided or subordinated as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Senior Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided, subordinated, limited, or held unenforceable. In such event, the claims of the holders of the
Senior Notes against the issuer of an avoided, subordinated, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Senior Notes.

REPURCHASE OF SENIOR NOTES UPON A CHANGE OF CONTROL

     In the event of a Change of Control, the Company will be required to offer to repurchase all of the outstanding Senior Notes at a purchase price equal to
101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. There can be no assurance that the
Company will have sufficient funds available or will be permitted by its other indebtedness agreements to repurchase the Senior Notes upon the occurrence of a
Change of Control. The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a takeover of the
Company and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. See "Description of the Senior Notes --
Certain Covenants -- Change of Control."


ABSENCE OF PUBLIC MARKET

     The Senior Notes are a new issue of securities which have no established trading market. It is expected that the Senior Notes will be sold to a limited number of investors. The Company has been advised by the Underwriters that they intend to make a market in the Senior Notes after the consummation of this
Offering; however, the Underwriters are not obligated to do so, and any such market-making, if commenced, may be terminated at any time without notice. No assurance can be given as to the liquidity of the trading market, if any, for the Senior Notes.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Senior Notes are estimated to be $ . The Company intends to use approximately $ of the net proceeds to repurchase all of the Old Senior Notes and approximately $________ of the net proceeds to reduce temporarily outstanding amounts under certain of the Company's revolving lines of credit (bearing interest at rates varying from prime plus 1/4% to prime plus 1/2% at November 30, 1995) which were incurred for working capital purposes. The balance of the net proceeds will be used for working capital and general corporate purposes. The Company continually evaluates acquisition opportunities; however, the Company currently has no agreements or understandings with respect to the acquisition of any homebuilding operations.

     The Company has made an offer to purchase (the "Offer to Purchase") for cash all of the outstanding Old Senior Notes at a price equal to % of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. If all of the Old Senior Notes are not tendered to the Company pursuant to the Offer to Purchase, the Company may seek to acquire the remaining
Old Senior Notes by means of open market purchases or privately negotiated acquisitions. Although it has no obligation to do so, the Company currently intends to redeem on August 1, 1997 (the first day on which the Old Senior Notes are redeemable) any Old Senior Notes not tendered pursuant to the Offer to
Purchase or otherwise repurchased by the Company at a redemption price equal to
104% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Old Senior Notes bear interest at a rate of 12% per annum and mature on August 1, 1999.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at
November 30, 1995, and as adjusted to give effect to the issuance and sale by the Company of the Senior Notes and the application of the estimated net proceeds therefrom. See "Use of Proceeds."




                                                         NOVEMBER
30, 1995

---------------------
                                                       ACTUAL
AS ADJUSTED
                                                       ------
-----------
                                                            (IN
THOUSANDS)
Cash and cash equivalents.......................      $ 18,745
$ 18,745
                                                      ========
========
Debt(1)
  Homebuilding
    Notes payable (including current
    maturities of approximately
    $18,000,000)(2).............................      $ 30,000
$  3,650
    %  Senior Notes due 2006....................            --
150,000
    12% Senior Notes due 1999(3)................       111,267
     --
    67/8% Convertible Subordinated Notes
    due November 1, 2002(4).....................        75,000
 75,000
                                                      --------
--------
         Total..................................       216,267
228,650
                                                      --------
-------
    Mortgage banking
      Notes payable due within one year.........         6,379
  6,379
      Bonds payable.............................        17,217
 17,217
                                                      --------
-------
         Total..................................        23,596
 23,596
                                                      --------
-------
           Total debt...........................       239,863
252,246
                                                      --------
-------
Stockholders' equity............................
     Common Stock, $.01 par value; 20,000,000 shares
      authorized; 7,080,900 shares issued(5)....            71
     71
     Treasury stock, at cost, 130,685 shares....          (361)
   (361)
     Capital in excess of par value.............        59,610
 59,610
     Retained earnings(6).......................        61,236
 54,493
                                                      --------
-------
               Total stockholders' equity.......       120,556
113,813
                                                      --------
-------
Total capitalization............................      $360,419
$366,059
                                                      ========
========


--------------------

(1) See Note E of "Notes to Consolidated Financial Statements" incorporated herein by reference for further information regarding the terms of the
    Company's indebtedness. All of the Company's 6 7/8% Convertible Subordinated Notes due March 15, 2002 were called for redemption on November
    10, 1995 and were redeemed on December 11, 1995.

(2) The Company is currently in discussions with a group of banks to obtain an unsecured revolving credit facility to be used for working capital and general corporate purposes. The new facility will replace all of the
    Company's existing lines of credit (other than warehouse lines) which had aggregate commitments of $90 million at November 30, 1995.

(3) Assumes all $110 million principal amount of the Old Senior
Notes is
    repurchased by the Company pursuant to the Offer to Purchase.

(4) On December 5, 1995, the Company issued and sold an additional
$11,250,000
    principal amount of 67/8% Convertible Subordinated Notes due
November 1,
    2002 pursuant to an over-allotment option. The Company reserved an additional 473,681 shares of its common stock for issuance upon conversion of such notes.

(5) Excludes 3,157,875 shares reserved for issuance upon conversion of the 67/8%
    Convertible Subordinated Notes due November 1, 2002 and 409,185 shares reserved for issuance pursuant to options granted under the Company's stock option plans.

(6) Adjusted to reflect the extraordinary loss, net of taxes, related to the tender offer premium pursuant to the Offer to Purchase and the write-off of debt issuance costs and the net premium relating to the repurchase of the
    Old Senior Notes.

                                13

                                    BUSINESS

      The Company designs, constructs and sells high quality single-family homes targeted to primarily entry-level and first- time move-up homebuyers. As of
November 30, 1995, the Company was offering homes for sale in 59 communities in six markets. The Company is geographically diversified, currently operating in
Phoenix, Arizona; Austin and San Antonio, Texas; Denver, Colorado;
South
Florida; and Southern California. The Company also offers mortgage banking services in Arizona to its homebuyers and in Texas to its homebuyers and to third parties.


OPERATING STRATEGY

      The following are the major elements of the Company's operating strategy:

      Geographic Diversification. The Phoenix metropolitan area is the Company's primary market and accounted for approximately 49% of the Company's revenues from homebuilding operations for the fiscal year ended May 31, 1995. The Company began diversifying its operations by expanding into Denver in 1987 and Southern
California in 1988. Over the last three years, the Company entered the Austin,
San Antonio and South Florida markets through the acquisition of homebuilders with established operations. The Company will continue to review opportunities to enter new housing markets that have demonstrated periods of strong population and employment growth. The Company may enter such markets through either acquisitions or start-up operations.

      Product. The Company sells single-family homes targeted primarily to entry-level and first-time move-up buyers. The Company emphasizes quality homes with distinctive design features offered at affordable prices within each of its markets. The Company believes that today's homebuyers are particularly value-oriented and that the entry-level and first-time move-up markets represent the largest segments of the homebuilding market. During fiscal 1995, the average sales price of the Company's homes was approximately $129,500. Additionally, the
Company has entered into a joint venture to begin constructing retirement homes in Phoenix. This represents the Company's first project in the retirement market and may represent an area of future growth.

      Cost Control. The Company controls the costs of construction through the efficient design of its homes and the favorable pricing it receives from certain subcontractors which perform a high volume of work for the Company. The
Company's custom-designed management information systems also assist in controlling construction costs by making information available which allows the
Company to monitor subcontractor performance and expenditures for each house built. As part of management's control of general and administrative expense, internal operations are continually monitored to reduce overhead and improve efficiency.

      Inventory Management. The Company's objective is to maintain a supply of land to meet anticipated homebuilding requirements for approximately two to three years. At November 30, 1995, the Company had approximately 35 months of inventory based on actual deliveries in fiscal 1995. To further control inventory, the Company builds speculative units only to maintain a limited inventory of homes available for quick delivery or to continue the construction sequence in a particular subdivision.

      Mortgage Banking. The Company's mortgage banking operations offer competitive financing alternatives to many of its homebuyers in Arizona and
Texas (and to third parties in Texas), assisting customers through the loan application and approval process. These operations augment the Company's earnings and assist in home sales by enabling the Company to monitor the progress of mortgage applications.

LAND ACQUISITION AND DEVELOPMENT

     As of November 30, 1995, the Company operated 16 subdivisions in Phoenix,
18 subdivisions in Austin, eight subdivisions in Denver, eight subdivisions in
San Antonio, four subdivisions in South Florida and five subdivisions in
Southern California. The following table summarizes the Company's available lot inventory at November 30, 1995 by location:


                             AVAILABLE LOT INVENTORY


     Sites

   Available
                                   Total Lots     Homes Under
  for Future
                                    Available     Construction
 Construction
                                    ---------     ------------
 ------------
                                              Sold  Specs(1) Models
Unsold  Sold
                                              ----  -------  ------
-----   ----

Phoenix............................. 4,233      872   230      47
 3,019    65
Texas(2)............................ 4,440      381   198      37
 3,784    40
Denver.............................. 1,381      107    72      18
 1,161    23
South Florida....................... 1,267       61    70      18
 1,063    55
Southern California.................   404       73    76      13
   227    15
                                    ------    -----   ---    ----
 -----   ---
Total...............................11,725    1,494   646     133
 9,254   198
                                    ======    =====   ===    ====
 =====   ===

(1) Speculative units are unsold homes under construction.
(2) Includes operations in Austin and San Antonio.


      The Company's objective is to maintain a supply of land to meet anticipated homebuilding requirements for approximately two to three years. At
November 30, 1994 and 1995, the Company had an aggregate of 10,701 and 9,254
unsold lots, respectively, which represents approximately 45 and 35 months of inventory, respectively, based on actual deliveries in each of fiscal 1994 and
1995. The Company believes that an adequate supply of undeveloped land is available in its markets to maintain current levels of homebuilding.

      As of November 30, 1995, the Company also owned 417 acres in Carlsbad,
California, located in San Diego County. Discretionary city entitlements for this project, which will result in approximately 760 dwelling units, were approved by the Carlsbad City Council in March 1995. The Company is currently working with state and federal governmental agencies regarding environmental issues with regard to the property and is preparing final improvement plans for the project. The Company is unable to predict the date on which all additional approvals necessary to commence development will be received, but it is currently actively seeking these additional approvals and will commence development as soon as the aforementioned approvals are received and financing is obtained.


PRODUCT LINES

      The product line constructed by the Company in a particular subdivision is dependent upon many factors, including the housing generally available in the area, the needs of the particular market and the Company's cost of lots in the subdivision. The Company typically offers between three and sixteen floorplans within the same product line in each subdivision and often offers the same models in similar subdivisions. Models are periodically reviewed and updated to reflect changing homebuyer preferences. Both new models and design modifications are generally developed by Company employees.

      Homes sold by the Company typically have three to five bedrooms, two or more bathrooms and at least a two car garage. The Company offers a variety of options and upgrades, including the placement of certain walls, the style of kitchen and bathroom cabinetry, a selection of floor coverings and light fixtures, patios, decks, french doors and fireplaces, which allow homebuyers to customize their homes. Options and upgrades are generally priced to have a positive effect on profit margins.


                                     PRODUCT LINES

                                           Living Area      Base
Price Range
                                          (Square Feet)     at
November 30, 1995
                                          -------------
--------------------
Phoenix
      Move-up single-family.............  1,391-- 3,761    $103,900
-- $185,100
      Entry-level single-family.........  1,287-- 2,484    $ 85,800
-- $161,700

Texas(1)
      Move-up single-family.............  1,799 -- 3,230
$122,300 -- $165,400
      Entry-level single-family.........    924 -- 2,695    $
58,950 -- $144,550

Denver
      Move-up single-family.............  1,820 -- 3,096
$150,800 -- $235,600

South Florida
      Move-up single-family.............  1,615 -- 2,511
$134,900 -- $171,900
      Entry-level single-family.........  1,314 -- 2,012    $
89,900 -- $140,900

Southern California
      Move-up single-family.............  2,883 -- 4,093
$335,000 -- $439,000
      Entry-level single-family........   1,803 -- 3,165
$149,900 -- $204,900

--------------------

(1)  Includes operations in Austin and San Antonio.


                                                      HOMES
DELIVERED





SIX MONTHS
                                   YEAR ENDED MAY 31,         ENDED
NOVEMBER 30,
                              ------------------------------
-----------------
                                1993         1994       1995
1994    1995
                               -------     -------    -------
-------  ------
Move-up single-family

  Revenues (000's)...........  $ 56,293  $  128,494   $208,026
$101,912 $113,087
  Units......................       350         811      1,281
  645      675

  Average sales price........  $160,800  $  158,400   $162,400
$158,000 $167,500

Entry-level single-family
  Revenues (000's)...........  $143,719  $  206,615   $206,692   $
99,358 $155,243
  Units......................     1,419       1,976      1,921
   915    1,382
  Average sales price........  $101,300  $  104,600   $107,600
$108,600 $112,300

Townhomes and duplex homes
  Revenues (000's)...........  $     --  $    4,922   $    --    $
  --  $    --
  Units......................        --          44        --
   --       --
  Average sales price........  $     --  $  111,900   $    --    $
  --  $    --

Total
  Revenues (000's)...........  $200,012  $  340,031   $414,718
$201,270 $268,330
  Units......................     1,769       2,831      3,202
 1,560    2,057
  Average sales price........  $113,100  $  120,100   $129,500
$129,000 $130,400


     Fluctuations in the number of homes delivered by product type are generally related to product availability, market conditions or the introduction of a new product.


CONTRACT BACKLOG

     Sales of the Company's homes are made pursuant to standard sales contracts which require a $500 to $2,500 deposit upon signing. The contract is generally cancellable if the customer is unable to obtain a mortgage commitment, usually within 60 days. A sale becomes part of backlog only upon receipt of a signed contract and a deposit. See "--Construction and Customer Service".

     The following table summarizes information related to the Company's backlog at the dates indicated:

                                                        November
30,

-----------------------------------
                                                  1994
  1995
                                            ----------------
--------------


                                            Units    Dollars
Units   Dollars
                                            -----    -------
-----   -------

                                                      (Dollars in
thousands)

Phoenix................................     617      $ 80,021
937   $117,972
Texas..................................     278        30,157
421     46,539
South Florida..........................     109        14,991
116     16,738
Denver.................................      91        16,644
130     27,284
Southern California....................      50        14,096
88     21,401
                                          -----      --------
-----   --------
    Total backlog......................   1,145      $155,909
1,692   $229,934
                                          =====      ========
=====   ========


     The Company anticipates that substantially all of the homes in backlog at
November 30, 1995 will be delivered during the fiscal year ending
May 31, 1996.


MARKETING

     The Company markets its homes to first-time and move-up buyers. Although the Company utilizes the services of independent brokers, approximately 42% of the Company's homes sold in the six months ended November 30, 1995 were sold by
Company commissioned personnel (without the assistance of independent brokers) from sales offices located in furnished model homes in the subdivisions. Sales personnel are trained by the Company and attend weekly meetings to be updated on financing availability, construction schedules and marketing and advertising plans. Company sales personnel and independent brokers are generally paid a commission at the time of closing of between 1% to 2% (depending on the market) and 3%, respectively, of the sales price of the home. The Company uses radio, newspapers, magazines, billboard displays, special promotional events and, occasionally, television in its marketing program.

     The Company builds its homes under the guidelines and specifications of the
Federal Housing Administration ("FHA") and the Veterans
Administration ("VA"),
thereby providing prospective buyers the added benefits of FHA-insured and VA-guaranteed mortgages.


CONSTRUCTION AND CUSTOMER SERVICE

     The Company designs and supervises the development and building of its projects. The construction period for the Company's homes during fiscal 1995 ranged from 100 to 180 days in Phoenix, from 75 to 120 days in Texas, from 120 to 180 days in Denver, from 90 to 120 days in South Florida and from 100 to 150 days in Southern California.

     The actual construction is performed for a fixed price by independent subcontractors, who are generally selected on a competitive basis. All stages of construction are supervised by the Company's on-site superintendents who coordinate the activities of subcontractors, subject their work to quality and cost controls and monitor compliance with zoning and building codes. The
Company's management information systems also assist the Company in controlling the costs of construction by making information available which allows the
Company to monitor subcontractor performance and expenditures. The Company believes its relationships with its subcontractors are good.

     The Company provides homebuyers with a one-year warranty on its homes for non-structural defects and a two-year warranty with respect to structural defects. In addition, the Company purchases, in certain locations, builder's liability insurance protection for major structural defects in the third through tenth year.

     In Phoenix, Denver, South Florida and Southern California, the Company constructs homes principally against orders which are evidenced by written contracts and modest escrow deposits. In fiscal 1995 and for the six months ended November 30, 1995, approximately 16% and 17%, respectively, of such contracts have been cancelled, a majority of such cancellations being attributable to the inability of the prospective purchaser to qualify for financing. The Company attempts to limit cancellations by training its sales force to determine the qualification of potential homebuyers at the sales office. The Company classifies a unit as speculative when construction commences on a unit that does not have a written contract. The Company may construct speculative units in order to maintain an inventory for quick delivery or to continue the construction sequence. The majority of the Company's speculative units are less than 50% complete. Historically, the Texas market constructs a proportionally larger number of speculative units than the Company's other markets. As a result of such cancellations and construction procedures, at
November 30, 1994 and November 30, 1995 the Company had respectively 481 and 646
(including 197 and 198, respectively in Texas) speculative units under construction.


MORTGAGE BANKING

     The Company commenced mortgage banking operations in 1986 and all mortgage operations of the Company have been conducted by American Western Mortgage
Company ("AWMC") and Miltex Management, Inc., which are approved by the FHA and
VA as qualified mortgage lenders. As of July 1, 1995, all mortgage operations of the Company are being conducted by AWMC which has changed its name to CH
Mortgage Company ("CHMC").

     As a mortgage banker, CHMC completes the processing of loan applications, performs credit checks, submits applications to mortgage lenders for approval, and originates and sells mortgage loans. CHMC has a $25,000,000 warehouse line of credit to fund the mortgage loans on an interim basis. CHMC bears the interest expense and receives the interest income while mortgages are warehoused. Accordingly, depending upon the relative interest rates of such loans and the related mortgages and the extent to which mortgages are financed,
CHMC may have net interest income or expense during the warehouse period.


     CHMC establishes its interest rates and terms to facilitate the sale of the
Company's homes through the originations of first mortgage loans utilizing programs established by the FHA, VA, GNMA and FNMA. Interest rates are generally established by prevailing market rates, although lower rates may be offered from time to time to remain competitive in certain markets.

     Each mortgage originated by CHMC contains the provision for a servicing fee
(which is included as a part of the monthly payment made by the mortgagor) to be paid for the collection of, and accounting for, mortgage payments. This servicing fee provision is a separate interest in the mortgage that may be sold independently of, or together with, the mortgage itself. CHMC began retaining a portion of the servicing portfolio in fiscal 1991 and from time to time may continue to do so, although this is not expected to become a material part of the Company's business. During fiscal 1995, the Company sold significantly all of the servicing rights that were originated during such year, and during the third quarter of fiscal 1996, the Company sold significantly all of the servicing rights it had previously retained.

COMPETITION

     The single-family residential housing industry is highly competitive, and the Company competes in each of its markets with numerous other national, regional and local homebuilders, some of which have greater resources than the
Company. The Company's homes compete on the basis of quality, price, design, mortgage financing terms and location. See "--Operating Strategy". The Company also competes with developers of rental housing units and, to a lesser extent, condominiums.


REGULATION

     The housing and mortgage banking industries are subject to extensive and complex regulations. The Company and its subcontractors must comply with various federal, state and local laws and regulations including zoning and density requirements, building, environmental, advertising and consumer credit rules and regulations as well as other rules and regulations in connection with its homebuilding and sales activities. These include requirements as to building materials to be used, building designs and minimum elevation of properties. The
Company's homes are inspected by local authorities where required, and homes eligible for insurance or guarantees provided by the FHA and VA, respectively, are subject to inspection by the FHA or VA.

     The Company is also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment ("environmental laws"), as well as effects of environmental factors. The particular environmental laws which apply to any given homebuilding site vary greatly according to the site's location, the site's environmental condition and the present and former uses of the site. These environmental laws may result in delays, may cause the Company to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in certain environmentally sensitive regions or areas.

     The Company's mortgage banking subsidiary must also comply with various federal and state laws and consumer credit rules and regulations as well as rules and regulations in connection with its mortgage lending activities.

Additionally, mortgage loans originated under the FHA, VA, FNMA and GNMA are subject to rules and regulations imposed by such agencies.


EMPLOYEES

     At November 30, 1995, the Company and its subsidiaries employed approximately 491 persons, including corporate staff, sales personnel, construction personnel and mortgage and title staff. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that its relations with its employees are good.

                         DESCRIPTION OF THE SENIOR NOTES


         The Senior Notes offered hereby are to be issued under an Indenture, dated as of April , 1996 (the "Indenture"), among the Company, the Guarantors and First Union National Bank, as Trustee (the "Trustee"), a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular defined terms of the Indenture are referred to, such defined terms are incorporated herein by reference. For purposes of this section and the Indenture, references to the "Company" include only the
Company and not its subsidiaries.

GENERAL

     The Senior Notes will be limited to $150,000,000 aggregate principal amount. The Senior Notes will mature on , 2006. The Senior Notes will bear interest from the date of issuance, or from the most recent date to which interest has been paid or provided for, at the rate stated on the cover page hereof, payable in arrears on and of each year, commencing , 1996 to the persons in whose names the Senior Notes are registered at the close of business on the fifteenth day of the month preceding the month in which the interest payment date occurs. Interest will be computed on the basis of a 360-day year of twelve
30-day months.

     The Senior Notes will be general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all existing and future senior indebtedness of the Company; however, the Senior Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As of November 30,
1995, after giving effect to the Offering and the application of the proceeds therefrom, the Company would have had no secured indebtedness outstanding.

     Principal and premium, if any, and interest on the Senior Notes are to be payable, and the Senior Notes offered hereby will be exchangeable and transfers thereof will be registrable, at the offices of the Company or its agent maintained for such purposes in The City of New York; provided that payment of interest may, at the option of the Company, be made by check mailed to a holder at his registered address.

         The Senior Notes offered hereby will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. The Senior Notes are exchangeable and transfers thereof will be registered without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

THE GUARANTEES

         Each of the Guarantors will (so long as they remain
Subsidiaries of the
Company) unconditionally guarantee on a joint and several basis all of the
Company's obligations under the Senior Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Senior Notes. The
Guarantees will be general unsecured obligations of the Guarantors, ranking senior in right of payment to all existing and future subordinated indebtedness of the Guarantors and pari passu in right of payment with all existing and future senior indebtedness of the Guarantors; however, the Guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness. As of November 30,

1995, after giving effect to the Offering and the application of the proceeds therefrom, the Guarantors would have had approximately $3,650,000 of secured indebtedness outstanding. Except as provided in "Certain Covenants" below, the
Company is not restricted from selling or otherwise disposing of any of the
Guarantors.

         The Indenture will provide that each Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary the assets of which have a book value of not more than $1,000,000) will be a Guarantor.

         The Indenture provides that if all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Proceeds from such Asset
Sale are used in accordance with the covenant, "Limitation on Asset Sales," then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

OPTIONAL REDEMPTION

         The Senior Notes are redeemable at the option of the Company, in whole or in part (in any integral multiple of $1,000), at any time on or after , 2001, on not less than 30 days nor more than 60 days notice mailed to the registered holders thereof at their last registered addresses, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date:

                 Year                                  Percentage
                 2001..............................            %
                 2002..............................            %
                 2003 and thereafter...............        100%


     In addition, if the Company consummates one or more public offerings of its
Common Stock subsequent to the date of this Prospectus and on or prior to ,
1999, the Company may, at its option, redeem up to 33% of the original principal amount of the Senior Notes with the net proceeds of such offerings at % of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to any such redemption not less than $100,000,000 principal amount of the Senior Notes remains outstanding.

         If less than all of the Senior Notes are to be redeemed, the Trustee will select the particular Senior Notes (or the portions thereof) to be redeemed either by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate, but in any such event, in such manner as complies with applicable legal and stock exchange requirements. On or after the redemption date, interest will cease to accrue on Senior Notes or portions thereof called for redemption.

CERTAIN COVENANTS

Change of Control.

         In the event of a Change of Control, each holder of Senior Notes shall have the right upon receipt of a Change of Control Notice (as defined below), at such holder's option, to require the Company to repurchase all of such holder's
Senior Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control
Repurchase Date.

         Within 30 days after the occurrence of a Change of Control, the Company or, at the request of the Company, the Trustee, shall deliver to all holders of record of the Senior Notes a notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company shall deliver a copy of the Change of Control Notice to the Trustee. To exercise the repurchase right, on or before the 30th day after the date of the Change of Control Notice, holders of Senior Notes must deliver written notice to the Company (or an agent designated by the Company for such purposes) of the holder's exercise of such right, together with the Senior
Notes with respect to which the right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable.

         The right to require the repurchase of Senior Notes shall not continue after a discharge of the Company from its obligations under the Senior Notes and the Indenture with respect to the Senior Notes in accordance with
Article 8 of
the Indenture.

         If the Change of Control Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the
Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         As used herein, a "Change of Control" of the Company means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the
Management Group (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the
Company; provided, however, that the members of the Management Group do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding
the Management Group, is the "beneficial owner" (as defined in Rules 13d-3 and
13d-5 under the Exchange Act, except that a person shall be deemed to have
"beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; provided, however, that the members of the Management Group do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company
(together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the
Company is liquidated or dissolved or adopts a plan of liquidation.
The
"Management Group" shall consist of the executive officers of the Company as of the date of the Indenture, members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for
Common Stock) under, any such person's estate.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange
Act which then may be applicable. The Company could, in the future, enter into certain significant transactions that would not constitute a Change of Control with respect to the Change of Control purchase feature of the Senior Notes. The
Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

         The meaning of the phrase "all or substantially all" as used in the
Indenture in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the
Company, and therefore it may be unclear whether a Change of Control has occurred and whether the Senior Notes are subject to a Change of Control Offer.

     Maintenance of Net Worth.

         In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $20,000,000 (the "Minimum Net
Worth"), then the Company shall make an offer to all holders (a
"Net Worth
Offer") to acquire on a pro rata basis on the date (the "Net Worth
Repurchase
Date") that is 45 days following the date of the Net Worth Notice (as defined below), Senior Notes in an aggregate principal amount equal to 10% of the initial outstanding principal amount of the Senior Notes (or if less than 10% of the aggregate principal amount of the Senior Notes issued are then outstanding, all the Senior Notes outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against the Net Worth Offer Amount the principal amount of Senior Notes acquired by the Company prior to the Trigger Date through purchase, optional redemption or exchange. The Company, however, may not credit a specific Note in more than one Net Worth Offer. In no event shall the failure to meet the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one
Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this provision and shall notify the
Trustee in writing if its Net Worth is equal to or less than the Minimum Net
Worth for any fiscal quarter.

         Within 30 days after the Trigger Date, the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each holder (the "Net Worth Notice"). To accept a Net Worth Offer a holder shall deliver to the Company (or to a Paying Agent designated by the Company for such purpose), on or before the 30th day after the date of the Net Worth Notice, a written notice of the holder's acceptance of such offer, together with the
Senior Notes with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice delivered to the Trustee on or prior to the third day preceding the Net Worth Repurchase Date.

         If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased
(unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A
Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange
Act which then may be applicable.

     Limitation on Debt.

         The Company will not, and will not permit any of its
Restricted
Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or
otherwise become liable for ("Incur"), any Debt, except Permitted
Debt.
"Permitted Debt" means (a) Debt evidenced by the Senior Notes and the
Guarantees, (b) Debt Incurred by the Company or any Guarantor under or in
respect of a Bank Facility (including any guarantees related thereto) for
working capital or general corporate purposes or evidenced by letters of credit;
provided that the aggregate amount of all such Debt outstanding at any time
pursuant to this
clause (b) may not exceed $110,000,000, (c) Debt Incurred under a Warehouse Facility; provided that the amount of such Debt
(including funding
drafts issued thereunder) outstanding at any time pursuant to this clause (c)
guaranteed by the Company or a Restricted Subsidiary may not exceed
$30,000,000
and the amount of such Debt (excluding funding drafts issued thereunder) may not exceed 98% of the value of the Mortgages pledged to secure Debt thereunder, (d)
Debt of the Company to any Guarantor or of any Restricted
Subsidiary of the
Company to the Company or to any Guarantor, (e) Existing Debt (without duplication of Debt indicated under clauses (a)-(d) above) of the Company and its Restricted Subsidiaries other than Debt to be repaid from the proceeds of the sale of the Senior Notes, (f) Non-Recourse Debt, (g) Debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (h) additional Debt of the Company or any Guarantor in an amount not to exceed $5,000,000 at any time outstanding, (i) Debt referred to in the definition of Interest Rate Protection Agreements, and
(j) Refinancing
Debt.

         Notwithstanding the foregoing, and subject to the immediately succeeding paragraph, the Company and the Guarantors may Incur Debt if, at the time such Debt is so Incurred and after giving effect thereto and the application of the proceeds therefrom, the Company's Coverage Ratio shall not be less than 2.0 to 1.0.

         The Company shall not, and the Company will not cause or permit any
Guarantor to, directly or indirectly, Incur any Debt that purports to be by its terms (or by the terms of any agreement governing such Debt) subordinated to any other Debt of the Company or of such Guarantor, as the case may be, unless such
Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinated to the Senior Notes or the Guarantee of such
Guarantor, as the case may be, to the same extent and in the same manner as such
Debt is subordinated to such other Debt.

     Limitation on Restricted Payments.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of
Default, shall have occurred and be continuing, or (b) the Company would be unable to incur $1.00 of additional Debt under the second paragraph set forth under the caption "Limitation on Debt," or (c) the aggregate amount of all
Restricted Payments made by the Company and its Restricted Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be determined in good faith by the board of directors of the Company) from and after the date of the Indenture shall exceed the sum of (i) the aggregate of 50% of the Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with , 1996 to and including the first full month ended immediately prior to the date of such calculation (or, in the event
Consolidated Net Income is a deficit, then minus 100% of such deficit), (ii) the aggregate net proceeds (the amount of such proceeds, if other than cash, to be determined in good faith by the board of directors of the Company) received by the Company from the issuance or sale (other than to a Subsidiary of the
Company) of its Capital Stock (other than Redeemable Stock), including the principal amount of any convertible or exchangeable notes or other convertible or exchangeable securities that are converted or exchanged into Capital Stock, from and after the date of the Indenture, and options, warrants and rights to purchase its Capital Stock (other than Redeemable Stock), (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of the Indenture (excluding any Investment described in clause (4) of the following paragraph, but including upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition of such Investment and (iv) $5,000,000.

         The foregoing paragraph will not prevent: (1) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (2) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any

Person (other than a

Subsidiary of the Company) or (y) issue and sale of other shares of Capital
Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; (3) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of subordinated Debt by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person
(other than a Subsidiary of the Company) or (y) issue and sale of
(A) Capital
Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; or (B) Debt of the Company issued to any Person (other than a
Subsidiary of the Company), so long as such Debt (x) has no stated maturity earlier than , 2006, (y) has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Senior Notes and (z) is subordinated to the Senior Notes in the same manner and at least to the same extent as the subordinated Debt so purchased, exchanged, redeemed, acquired or retired; (4) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "Limitation on
Asset Sales"; (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase or redemption of shares of Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $250,000 per annum; and (6) so long as no Default or Event of Default shall have occurred and be continuing, the making of
Restricted Payments in an aggregate amount not to exceed
$5,000,000, provided
that amounts paid pursuant to clauses (5) and (6) (but not clauses
(1), (2), (3)
or (4)) shall reduce amounts available for future Restricted
Payments.

     Limitation on Dividend and Other Payment Restrictions
Affecting Restricted
Subsidiaries.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries; (b) make payments in respect of any Debt owed to the Company or any of its Restricted Subsidiaries; or (c) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; provided, however, that the following restrictions shall not be prohibited pursuant to this provision: (i) those contained in the Indenture, the Bank Facility, the
Warehouse Facility, any Non-Recourse Debt Incurred by the Carlsbad
Subsidiary
(to the extent that, restrictions in such Non-Recourse Debt apply only to the
Carlsbad Subsidiary or any Subsidiary thereof) and Refinancing Debt (to the extent restrictions contained in such Refinancing Debt are not more restrictive than those contained in the Debt being refinanced); (ii) consensual encumbrances or restrictions binding upon any person at the time such Person becomes a
Subsidiary of the Company; provided that such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a
Subsidiary of the Company and do not extend to any other property of the Company or another of its Subsidiaries; (iii) restrictions contained in security agreements permitted by the Indenture securing Debt permitted by the Indenture to the extent such restrictions restrict the transfer of assets subject to such security agreements; (iv) any encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the leases; (v) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture; or (vi) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the capital stock or assets of such Subsidiary.

     Limitation on Liens.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the assets of the Company or any such Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, other than Liens which constitute Permitted Liens at the date such Liens are created, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien. The Indenture will also provide that no Liens will be permitted to be created or suffered to exist on any Debt from the Company in favor of any Restricted Subsidiary and that such
Debt will not be permitted to be sold, disposed of or otherwise transferred.



     Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, enter into any transactions with
Affiliates of the Company unless (i) such transactions are between or among the
Company and its Restricted Subsidiaries, (ii) such transactions are in the ordinary course of business and consistent with past practice or
(iii) the terms
of such transactions are fair and reasonable to the Company or such Restricted
Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the date of the Indenture with an Affiliate of the
Company which involves in excess of $2,500,000 and is not permitted under clause
(i) of the preceding sentence, all of the disinterested members of the Board of
Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to the date of the Indenture with an Affiliate of the Company which involves in excess of $10,000,000 and is not permitted under clause
(i) above,
the Company will be required to deliver to the Trustee an opinion of an
Independent Financial Advisor to the effect that the transaction is fair to the
Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by the "Limitation on Restricted Payments" covenant or (2) the payment of compensation to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its
Subsidiaries.

     Limitation on Asset Sales.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly consummate an Asset Sale, unless (i) the
Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) of the assets disposed of, and
(ii) the consideration for such Asset Sale consists of at least 85% cash;
provided that the amount of (x) liabilities assumed by the transferee, (y) any notes or other obligations received by the Company or such Restricted Subsidiary and immediately converted into cash or (z) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash".

         Within 12 months from the date that any Asset Sale is consummated, the
Net Proceeds thereof will be reinvested in Additional Assets or applied to the redemption or repurchase of Debt of the Company which ranks pari passu with the
Senior Notes or Debt of a Restricted Subsidiary of the Company which is not subordinated to other debt of such Restricted Subsidiary (which, in each case, will be a permanent reduction of such Debt). To the extent that the Net Proceeds of an Asset Sale are not so applied, the Company or such Restricted Subsidiary, as the case may be, will, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer) to make an offer to repurchase the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Proceeds Repurchase Date ("a Net
Proceeds Offer").

         Notwithstanding the foregoing, the Net Proceeds of an Asset Sale are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $10,000,000.

         To accept a Net Proceeds Offer a holder shall deliver to the Company
(or to a Paying Agent designated by the Company for such purpose) on or before the 30th day after the date of the Net Proceeds Offer, a written notice of the holder's acceptance of the Net Proceeds Offer, together with the Senior Notes with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice to the Trustee on or prior to the third day preceding the Net Proceeds Repurchase
Date.

         If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any
Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the
Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange
Act which then may be applicable.

         Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with the Indenture.


CERTAIN DEFINITIONS

         In addition to the terms defined above, the Indenture contains, among other things, the following definitions:

         "Additional Assets" means assets used or usable by the Company or any of its Restricted Subsidiaries in the operation of the existing lines of business of the Company and its Restricted Subsidiaries.

         "Affiliate" of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least 10% of the voting common stock of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such
Person or such Subsidiary) outside the ordinary course of business, whether owned on the date of the Indenture or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its
Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) of $5,000,000 or more as to each such transaction or series of related transactions; provided, however, that (i) a transaction or series of related transactions that results in a Change of Control shall not constitute an
Asset Sale, (ii) sales, leases, conveyances or other dispositions of real estate related to the homebuilding business of the Company or its Subsidiaries will not constitute Asset Sales, and (iii) transactions between the Company and any
Guarantor, or among such Guarantors will not constitute Asset
Sales.

         "Bank Facility" means, collectively, one or more commitments from one or more banks or other lending institutions to lend funds, together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitments or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next
Succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank
Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (i) extending the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided that such borrowers and issuers include one or more of the
Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder; provided that on the date thereof such Debt would not be prohibited by clause (b) of the definition of Permitted Debt set forth under the
"Limitation on Debt" covenant, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

         "Carlsbad Property" means the 417 acres owned by the Carlsbad
Subsidiary in Carlsbad, California, located in San Diego County.

     "Common Stock" means the common stock, par value $.01 per share, of the
Company.

         "Consolidated Interest Expense" of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations, plus the product of (x) the sum of (i) cash dividends paid on any
Preferred Stock of the Company plus (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred
Stock issued as a dividend and the fair market value (as determined by the
Company's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of Company
(other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "Consolidated Interest Incurred" of the Company means, for any period,
(a) the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the
Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the
Company's mortgage banking operations, plus or minus, without duplication, (b) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (c) the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of the Company plus (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's Board of Directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred
Stock of any Subsidiary of the Company (other than a Wholly-Owned
Restricted
Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "Consolidated Net Income" of the Company, for any period, means the net income (loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles; provided that, without duplication, (i) the net income of any Person, other than a Restricted Subsidiary which is consolidated with the
Company, in which any Person other than the Company and its Restricted
Subsidiaries has an interest shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Company or a Restricted
Subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of the
Company shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to the
Company or a Restricted Subsidiary, (iv) all extraordinary gains and losses
(after taxes) that would be included on an income statement for such period shall be excluded and (v) all gains and losses (after taxes) attributable to
Asset Sales shall be excluded; provided, that there shall be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its

Restricted Subsidiaries in cash during such period.

         "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Company and its
Restricted Subsidiaries, on a consolidated basis, for such period, as determined in accordance with generally accepted accounting principles; provided that
Consolidated Non-cash Charges shall exclude (i) any charges that are not included for the purpose of determining Consolidated Net Income,
(ii) any
charges that are included for the purpose of determining
Consolidated Interest
Expense or Consolidated Tax Expense and (iii) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

         "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and less the assets securing the payment of Non-Recourse
Debt of the Company and Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with generally accepted accounting principles, less: (i) unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

         "Consolidated Tangible Net Worth" of the Company means the
Company's
Net Worth less unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its
Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

         "Consolidated Tax Expense" of the Company means, for any period, the aggregate of the tax expense of the Company and its Restricted
Subsidiaries for
such period, determined on a consolidated basis, in accordance with generally accepted accounting principles.

         "Coverage Ratio" of the Company means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Incurred in connecting with an acquisition by the Company or a Restricted
Subsidiary, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Debt and the EBITDA (x) of the Person becoming a Restricted Subsidiary of the Company or
(y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the
Company or a Restricted Subsidiary of the Company.

         "Debt" means, as to any Person, without duplication, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such
Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all

Debt of others secured by a Lien on
any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (f) Redeemable Stock of such Person and Preferred
Stock of any Subsidiary of such Person, (g) all obligations of such Person with respect to Interest Rate Protection Agreements and (h) all Debt of others guaranteed by such Person. The amount of Debt of any Person at any date pursuant to clauses (a)-(d) and (f) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, "Debt" of the Company shall not include the amount reflected on a consolidated balance sheet of the Company with respect to options to acquire real property which was purchased by the Company and sold to a third party within 360 days of such purchase for consideration at least equal to the amount paid by the Company for such property less an amount equal to the value of such option.

         "EBITDA" for the Company, for any period, means, without duplication, the Consolidated Net Income of the Company plus, to the extent deducted in calculating Consolidated Net Income, the sum of (a) Consolidated Tax Expense,
(b) Consolidated Interest Expense and (c) Consolidated Non-cash
Charges.

         "Existing Debt" means all of the Debt of the Company and its Restricted
Subsidiaries that was outstanding on , 1996.

         "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such
Debt of such other Person (whether by agreement to keepwell or to maintain financial condition or otherwise), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Rate Protection Agreement" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements; provided that any arrangement which is entered into by the Company or any of its Restricted
Subsidiaries in connection with Debt incurred by the Company or any of its
Restricted Subsidiaries shall constitute Permitted Debt.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, assignment (including any assignment of rights to receive payments of money other than in connection with mortgage banking operations in the ordinary course of business), charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) in respect of such asset, any agreement to grant to any Person any such Lien and any sale and leaseback of any asset.

         "Material Subsidiary" means any Restricted Subsidiary of the Company which accounted for 10 percent or more of the Consolidated Tangible Assets or
EBITDA of the Company for the fiscal year ending immediately prior to any
Default or Event of Default.

         "Mortgage" means a first priority mortgage or first priority deed of trust on improved real property.

         "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S.
dollars or freely convertible into U.S. dollars) received by the Company or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale to the
Company or any of its Restricted Subsidiaries, whether or not offset by net operating loss and tax credit carry-forwards, (b) payment of all brokerage commissions and the underwriting fees and, without limitation, all other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or otherwise disposed of in such
Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale, and
(ii) all
noncash consideration received by the Company or any of its Restricted
Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

         "Net Worth" of the Company means, at any date, the aggregate of capital, surplus and retained earnings of the Company and its Restricted
Subsidiaries as would be shown on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles, adjusted to exclude (to the extent included) investments by the Company and its
Subsidiaries in joint ventures and the amount of equity attributable to
Affiliates other than Restricted Subsidiaries of such Person.

         "Non-Recourse Debt" with respect to any Person means Debt of such
Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired with the proceeds of such Debt or such Debt was Incurred (i) within 90 days after the acquisition of such property or (ii) in respect of the Carlsbad Property.

         "Permitted Investments" of any Person means Investments of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch
Rating of C or better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv)
commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries,
(1) any
receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Indenture, (2) Investments in any
Guarantor, (3) Investments in the Senior Notes, (4) Investments in evidences of
Debt, securities or other property received from another Person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Debt, securities or other property of such Person held by the Company or any of its Restricted
Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Restricted Subsidiaries that were created, in accordance with the terms of the Indenture, (5) Investments in Interest Rate
Protection Agreements on commercially reasonable terms entered into by the
Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its
Restricted Subsidiaries to hedge against fluctuations in interest rates and (6)
Investments in an aggregate amount outstanding not greater than $30,000,000.

         "Permitted Liens" with respect to the Company and its Restricted
Subsidiaries means (i) Liens on assets of the Company or any Restricted
Subsidiary of the Company securing Debt which may be incurred pursuant to the
"Limitation on Debt" covenant, provided that the aggregate amount of Debt secured by Liens (excluding Non-Recourse Debt of the Company and Restricted
Subsidiaries and Debt outstanding under the Warehouse Facility) may not exceed
40 percent of the Company's Consolidated Tangible Assets; (ii)
Liens securing a
Warehouse Facility; provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; (iii)
Liens securing Non-Recourse Debt of the Company or any Restricted Subsidiary of the Company, provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Debt within 90 days of the incurrence of such Non-Recourse Debt (except that such 90 day limitation shall not apply with respect to Carlsbad Property); (iv) Liens securing Debt of a Person existing at the time that such Person is merged into or consolidated with the Company or a
Restricted Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets or property of the Company or any Restricted Subsidiary, other than the surviving
Person and its Subsidiaries; (v) Liens on assets or property acquired by the
Company or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property);
(vi) Liens
in respect of Interest Rate Protection Agreements which constitute
Permitted
Debt; (vii) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (viii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business; (ix)
Liens (other than any Lien imposed by the Employee Retirement
Income Security
Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (xi) attachment or judgment Liens not giving rise to a Default or Event of Default;
(xii)
easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the
Company or any of its Subsidiaries; (xii) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the
Company or any of its Restricted Subsidiaries; (xiv) Liens securing
Refinancing
Debt; provided that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured and such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries; (xv) Liens securing Purchase Money Obligations (including capitalized lease obligations); (xvi) Liens existing on the date of the
Indenture; (xvii) any contract to sell an asset provided such sale is otherwise permitted under the Indenture and (xviii) Liens on property or assets of any
Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the
Company or one or more Restricted Subsidiaries of the Company.

         "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         "Preferred Stock " means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock.

         "Purchase Money Obligations" means Debt of any Person secured by Liens
(i) on property purchased, acquired, or constructed by such Person or its
Subsidiaries after the date of the Indenture and used in the ordinary course of business by such Person and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; provided that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

         "Redeemable Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change in Control and (ii) require the Company

                                 32

to pay the
redemption price therefor prior to the Change in Control Repurchase
Date) or is
subject to mandatory redemption or otherwise matures prior to the final stated maturity of the Senior Notes.

         "Refinancing Debt" means Debt that refunds, refinances or extends any
Senior Notes, Existing Debt (other than Existing Debt to be repaid with the net proceeds of the offering of the Senior Notes) or other Debt incurred by the
Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Debt is subordinated to the
Senior Notes to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended, or
(b) after
the maturity date of the Senior Notes, (iii) the portion, if any, of the
Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Senior Notes has a Weighted Average Life to Maturity at the time such
Refinancing Debt is Incurred that is equal to or greater than the Weighted
Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the
Senior Notes, and (iv) the gross proceeds of such Refinancing Debt is an amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a renewal, extension, substitution, refunding, refinancing, redemption, repurchase or replacement pursuant to the terms of the Debt being renewed, extended, substituted, refunded, refinanced, amended, modified, supplemented, redeemed, repurchased or replaced) and the expenses incurred in connection therewith).

         "Restricted Payments" means with respect to the Company or any
Restricted Subsidiary (i) the declaration or payment of any dividend or other distribution on any shares of such Person's Capital Stock ((x) except dividends or distributions in additional shares of Capital Stock of the Company other than
Redeemable Stock or (y) the declaration or payment of any dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted
Subsidiary), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, except, in each case, Capital Stock held by the Company or a Restricted Subsidiary,
(iii) any Investment (other than a Permitted Investment) in any Person, or (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of
Debt of the Company or its Subsidiaries which is subordinated in right of payment to the Senior Notes (other than Debt held by the Company or a Restricted
Subsidiary).

     "Restricted Subsidiary" means any Subsidiary which is not an Unrestricted
Subsidiary.

         "Subsidiary" means, with respect to any Person, (i) any corporation or entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof or a successor thereto.

         "Unrestricted Subsidiary" means each of the Subsidiaries of the Company
(other than a Guarantor) so designated by a resolution adopted by the Board of
Directors of the Company as provided below; provided that (a) neither the
Company nor any of its other Subsidiaries (other than Unrestricted
Subsidiaries)
(1) provides any direct or indirect credit support for any Debt of such
Subsidiary (including any undertaking, agreement or instrument evidencing such
Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary, and (b) the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the
Company or any other Subsidiary of the Company (other than Unrestricted
Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary. The Board of
Directors of the Company may designate an Unrestricted Subsidiary to be a
Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Debt
(if any) of such redesignated Subsidiary for purposes of the "Limitation on
Debt" covenant set forth in the Indenture as of the date of such redesignation,
(ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Debt, the Coverage Ratio of the Company would be no less than the Coverage Ratio of the Company immediately prior to such redesignation and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with the "Limitation on Liens" covenant set forth in the Indenture as of the date of such redesignation. Subject to the foregoing, the Board of Directors of the Company also may designate any
Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the

Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted
Payments at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, (ii) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Coverage Ratio test contained in the "Limitations on Debt" covenant set forth in the Indenture and
(iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

         "Warehouse Facility" means a Bank Facility to finance the making of mortgage loans originated by the Company or any of its Subsidiaries.

         "Weighted Average Life to Maturity" means, when applied to any Debt or portion thereof, if applicable, at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

EVENTS OF DEFAULT

         The following shall constitute Events of Default with respect to the
Senior Notes: (i) failure to pay the principal of any Note when such principal becomes due and payable at maturity, upon acceleration or otherwise, (ii) failure to pay interest when due, and such failure continues for a 30-day period; (iii) a default in the observance or performance of any other covenant or agreement of the Company or the Guarantors in the Note, the Guarantee or the
Indenture that continues for the period and after the notice specified below;
(iv) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse
Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect;
(v) any final
judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted
Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or Material Subsidiaries and (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect
(other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any
Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the
Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officer's certificate stating whether or not the signatories know of any default by the
Company under the Indenture and the Senior Notes and, if any default exists, describing such default.

         A default under clause (iii) or (v) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the
Senior Notes then outstanding notify the Company of the default and the Company does not cure the default within 60 days. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."
If the holders of 25% in principal amount of Senior Notes then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

         In case an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, the Trustee, by notice to the Company, or the holders of 25% of the principal amount of the Senior Notes then outstanding, by notice to the Company and the Trustee, may declare the principal of the
Senior Notes, plus accrued interest, to be immediately due and payable. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, such amounts shall be due and payable without any declaration or any act on the part of the Trustee or the holders of the Senior Notes. Any declaration of acceleration may be rescinded and past defaults may be waived by the holders of a majority of the principal amount of the Senior Notes then outstanding upon conditions provided in the Indenture.
Except to enforce the right to receive payment of principal or interest when due, no holder of a Note may institute any proceeding with respect to the
Indenture or for any remedy thereunder unless such holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of 25% of the principal amount of the Senior Notes then outstanding have requested the Trustee to institute proceedings in respect of such Event of
Default and have offered the Trustee reasonable indemnity against loss, liability and expense to be thereby incurred, the Trustee has failed so to act for 60 days after receipt of the same and during such 60-day period the holders of a majority of the principal amount of the Senior Notes then outstanding have not given the Trustee a direction inconsistent with the request. Subject to certain restrictions, the holders of a majority in principal amount of the
Senior Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of any holder of a Note or that would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

MERGERS AND CONSOLIDATIONS

     Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Senior Notes, the
Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of

Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under the Senior Notes or such Guarantor's
Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated
Tangible Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the
Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to
Incur at least $1.00 of additional Debt under such Coverage Ratio test in the
"Limitation on Debt" covenant set forth in the Indenture. The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor, that results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above.

DEFEASANCE

     Under the terms of the Indenture and the Senior Notes, the Company, at its option, (a) will be Discharged (as defined in the Indenture) from any and all obligations in respect of the Senior Notes (except in each case for certain obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with the covenants of the Indenture nor be subject to the operation of the cross acceleration provisions described under "Events of Default," in each case, if the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Senior Notes on the dates such payments are due in accordance with the terms of the Senior Notes.

         To exercise either option above, the Company is required to deliver to the Trustee an opinion of counsel that the holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         In the event the Company exercises its options under clause (b) of the second preceding paragraph and the Senior Notes are declared due and payable because of the occurrence of any Event of Default (other than the cross acceleration provisions described under "Events of Default" which will be inapplicable), the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Senior Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Senior Notes at the time of the acceleration resulting from such Event of
Default. However, the Company shall remain liable for such payments.

REPORTS

         As long as any of the Senior Notes are outstanding, the Company will deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the Commission copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
The Indenture will provide that, notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the Commission and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Guarantors as are required under
Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the Commission as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder. The Company and each Guarantor will also comply with the other provisions of Section 314(a) of the Trust Indenture
Act.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Senior Notes) of the
Holders of at least a majority in principal amount of Senior Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Senior Notes) under, or compliance with any provision of, the
Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Senior Notes) of the
Holders of a majority in principal amount of the Senior Notes then outstanding.
Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Senior Notes or waive any provision of the
Indenture to cure any ambiguity, defect or inconsistency, to comply with the
"Mergers and Consolidations" section set forth in the Indenture, to provide for uncertificated Senior Notes in addition to certificated Senior Notes, to make any change that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the qualification of the Indenture under the Trust
Indenture Act, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company.

         Without the consent of each Holder affected, the Company may not (i) reduce the amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note, (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under the "Optional Redemption" section set forth in the Indenture,
(iv) make any Senior Notes payable in money other than that stated in the Note,
(v) make any change in the "Waiver of Past Defaults and Compliance with
Indenture Provisions," "Rights of Holders to Receive Payment" or, in part, the
"With Consent of Holders" sections set forth in the Indenture, (vi) adversely modify the ranking or priority of the Senior Notes or any Guarantee, (vii) release any Guarantor from any of its obligations under its Guarantee or the
Indenture otherwise than in accordance with the terms of the Indenture, or
(viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Senior Notes.

NO PERSONAL LIABILITY OF SHAREHOLDERS, OFFICERS, DIRECTORS OR
EMPLOYEES

         The Indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the Senior Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or in any of the Senior Notes or because of the creation of any
Debt represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of the Company, any Guarantor or any successor Person thereof. Each Holder, by accepting such Senior Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the
Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

         The Holders of a majority in principal amount of the then outstanding
Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of
Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the
Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

         The Indenture, the Senior Notes and the Guarantees will be governed by the internal laws of the State of New York.

                                  UNDERWRITING

         Under the terms and subject to the conditions of the Underwriting
Agreement dated the date hereof, each Underwriter named below has agreed to purchase, and the Company has agreed to sell to such Underwriter, the principal amount of Senior Notes set forth opposite the name of such Underwriter below:


         NAME
PRINCIPAL AMOUNT

         Smith Barney Inc...............................         $
         Salomon Brothers Inc...........................

____________
             Total......................................
$150,000,000

============


     The Underwriters are obligated to take and pay for all of the Senior Notes offered hereby if any such Senior Notes are taken.

     The Underwriters have advised the Company that they propose initially to offer part of the Senior Notes directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of % of the public offering price of the Senior Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of the public offering price of the Senior Notes to certain other dealers. After the public offering, the public offering price and such concessions may be changed from time to time by the Underwriters. The
Underwriters have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     The Senior Notes are a new issue of securities which have no established trading market. It is expected that the Senior Notes will be sold to a limited number of investors. The Company has been advised by the Underwriters that they intend to make a market in the Senior Notes after the consummation of this
Offering; however, the Underwriters are not obligated to do so, and any such market-making, if commenced, may be terminated at any time without notice. No assurance can be given as to the liquidity of the trading market, if any, for the Senior Notes.

     Smith Barney Inc. has been retained by the Company to act as dealer manager in connection with the Offer to Purchase. In addition, Smith Barney Inc. has from time to time performed investment banking and other financial advisory services for the Company in the ordinary course of business and has received customary compensation. Smith Barney Inc. was one of the underwriters of the
Company's public offering of $86,250,000  principal amount of 67/8%
Convertible
Subordinated Notes due November 1, 2002 in 1995.

     Under the Rules of Fair Practice of the National Association of Securities
Dealers, Inc. (the "NASD"), when more than 10% of the proceeds of a public offering of debt securities, not including underwriting compensation, is to be paid to a member of the NASD or an affiliate of a member, the yield at which the debt securities are distributed to the public must be no lower than that recommended by a "qualified independent underwriter" meeting certain standards.
Smith Barney Inc. is a member of the NASD and will receive more than 10% of the net proceeds from the Senior Notes Offering as a result of the use of a portion of such proceeds to repurchase approximately $17.3 million of Old Senior Notes held by Smith Barney Inc. Salomon Brothers Inc has agreed to act as a qualified independent underwriter in connection with pricing the Senior Notes offered hereby and conducting due diligence. The yield on the Senior Notes, when sold to the public at the public offering price set forth on the cover page of this
Prospectus, will be no less than that recommended by Salomon
Brothers Inc.
Salomon Brothers Inc will receive no additional compensation for its services as qualified independent underwriter.

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance and sale of the Notes offered hereby are being passed upon for the Company by Cahill Gordon & Reindel
(a partnership including a professional corporation), New York, New York, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New
York.


                                     EXPERTS

     The audited financial statements incorporated by reference in this
Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

====================================================
========================
   NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE
ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER
$150,000,000
CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR
ANY UNDERWRITER. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF
Continental Homes
AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO
Holding Corp.
WHICH IT RELATES NOR DOES IT CONSTITUTE AN OFFER
TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO
ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER
OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE
PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT
QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS      % Senior
Notes due 2006
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

             ----------------------------
----------------

                   TABLE OF CONTENTS
PROSPECTUS

Available Information........................       2
April   , 1996
Incorporation of Documents by Reference......       2
Prospectus Summary...........................       4
----------------
Risk Factors.................................       9
Use of Proceeds..............................      12
Capitalization...............................      13
Business.....................................      14
Description of the Senior Notes..............      20       Smith
Barney Inc.
Underwriting.................................      38
Legal Matters................................      39     Salomon
Brothers Inc
Experts......................................      39



=====================================================
=========================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses (other than the SEC registration and NASD filing fees) are estimated.

            Securities and Exchange Commission registration
fee.....  $  51,725
            NASD filing
fee.........................................     15,500
            Blue Sky fees and
expenses..............................
            Printing and
engraving..................................
            Accountants' fees and
expenses..........................
            Legal fees and
expenses.................................
            Trustee fees and
expenses...............................

Miscellaneous...........................................

   ---------

Total..............................................  $

   =========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation, as amended, provides that the
Company shall, to the full extent permitted by Sections 102 and 145 of the
General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section
102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses
(including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts
or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Section of the Underwriting Agreement filed as Exhibit 1 provides that the
Underwriters named therein will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
Number                                               Exhibit

1**       --Form of Underwriting Agreement.

2.1       --Stock Purchase Agreement between William O. Milburn
            and the Company dated July 28, 1993. Incorporated by reference to the Company's report on Form 8-K dated
            July 29, 1993.

2.2(a)    --Stock Purchase Agreement between Seller and the Company
dated
            November 3, 1994.  Incorporated by reference to Exhibit
2.1 to the
            Company's report on Form 8-K dated November 18, 1994.

2.2(b)    --Amendment to Stock Purchase Agreement between Seller
and the
            Company dated November 18, 1994. Incorporated by reference to
            Exhibit 2.2(b) to the Company's report on Form 10-K for the year ended May 31, 1995.

2.2(c)    --Second Amendment to Stock Purchase Agreement between
Seller and
            the Company dated November 18, 1994. Incorporated by reference to
            Exhibit 2.2(c) to the Company's report on Form 10-K for the year ended May 31, 1995.

2.2(d)    --Third Amendment to Stock Purchase Agreement between
Seller and the
            Company dated July 12, 1995. Incorporated by reference to Exhibit
            2.2(d) to the Company's report on Form 10-K for the year ended
            May 31, 1995.

2.3       --Agreement dated as of September 18, 1995 between Robert
J. and
            Kathleen R. Wade and the Company. Incorporated by reference to
            Exhibit 2.1 to the Company's report on Form 10-Q for the quarter ended August 31, 1995.

4.1**     --Form of Indenture.

4.2**     --Form of Note (Included in Exhibit 4.1).

4.3 --Indenture dated as of November 1, 1995 between the Company and
            Manufacturers and Traders Trust Company, as Trustee.
Incorporated
            by reference to Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended November 30, 1995.

4.4 --Indenture dated as of August 1, 1992 between the Company and Fidelity
            Bank, National Association, as Trustee. Incorporated by reference to Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended August 31, 1992.

4.5 --First Supplemental Indenture dated as of March 22, 1994 to the
            Indenture dated as of August 1, 1992, between the Company and
            First Fidelity Bank, National Association (formerly
Fidelity Bank,
            National Association), as Trustee. Incorporated by reference to
            Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended February 28, 1994.

5**       --Opinion of Cahill Gordon & Reindel.

12*       --Statement of Computation of Ratio of Earnings to Fixed
Charges.

23.1*     --Consent of Arthur Andersen LLP

23.2**    --Consent of Cahill Gordon & Reindel (included in Exhibit
5).

24*       --Powers of Attorney (included on signature pages).

25**      --Statement of Eligibility on Form T-1 of Trustee.

-----------------------
 *  Filed herewith.
**  To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that:

     For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or
497(h) under the Securities Act shall be deemed to be part of this Registration
Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                 CONTINENTAL HOMES HOLDING CORP.


                                 BY:  /S/ DONALD R. LOBACK
                                      -----------------------------
                                                   DONALD R. LOBACK
                                       CHAIRMAN AND CHIEF EXECUTIVE
OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.

          Signature                            Title
       Date


/s/ DONALD R. LOBACK                 Chairman, Chief Executive
  March 11, 1996
---------------------------
     (DONALD R. LOBACK)                Officer and Director


/s/ KENDA B. GONZALES                 Chief Financial Officer,
   March 11, 1996
---------------------------
     (KENDA B. GONZALES)                Treasurer and Secretary
                                        (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)


/s/ W. THOMAS HICKCOX                 President, Chief Operating
   March 11, 1996
---------------------------
     (W. THOMAS HICKCOX)                Officer and Director


/s/ BRADLEY S. ANDERSON               Director
   March 11, 1996
---------------------------
     (BRADLEY S. ANDERSON)

/s/ JO ANN RUDD                       Director
   March 11, 1996
---------------------------
     (JO ANN RUDD)


/s/ WILLIAM STEINBERG                 Director
   March 11, 1996
---------------------------
     (WILLIAM STEINBERG)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     ACHETER, INC.


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                            DONALD
R. LOBACK

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                 President and Director
  March 11, 1996
--------------------------
     (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                Treasurer
  March 11, 1996
--------------------------
     (KENDA B. GONZALES)               (Principal Financial
                                       Officer and Principal
                                       Accounting Officer)


/s/ TIMOTHY C. WESTFALL              Secretary and Director
  March 11, 1996
--------------------------
     (TIMOTHY C. WESTFALL)

/s/ TERRY E. MITCHELL                Director
  March 11, 1996
--------------------------
     (TERRY E. MITCHELL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                            CH MORTGAGE COMPANY


                                            BY:  /S/ RANDY PRESENT

--------------------------
                                                   RANDY PRESENT
                                                 CHAIRMAN AND
PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ RANDY PRESENT                   Chairman and President
 March 11, 1996
-------------------------
     (RANDY PRESENT)


/s/ JULIE COLLINS                   Vice President, Treasurer
 March 11, 1996
-------------------------
     (JULIE COLLINS)                  and Secretary
                                      (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)


/s/ DONALD R. LOBACK                Director
 March 11, 1996
-------------------------
     (DONALD R. LOBACK)


/s/ W. THOMAS HICKCOX               Director
 March 11, 1996
-------------------------
     (W. THOMAS HICKCOX)

/s/ KENDA B. GONZALES               Director
 March 11, 1996
-------------------------
     (KENDA B. GONZALES)


/s/ RANDALL C. PRESENT              Director
 March 11, 1996
-----------------------
 (RANDALL C. PRESENT)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     CHI
CONSTRUCTION COMPANY


                                                     BY:  /S/ W.
THOMAS HICKCOX

---------------------
                                                          W. THOMAS
HICKCOX

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ W. THOMAS HICKCOX                 President and Director
   March 11, 1996
----------------------
  (W. THOMAS HICKCOX)


/s/ KENDA B. GONZALES                 Vice President, Treasurer
   March 11, 1996
----------------------
  (KENDA B. GONZALES)                   and Secretary
                                        (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)


/s/ DONALD R. LOBACK                  Vice President and
   March 11, 1996
 ---------------------
  (DONALD R. LOBACK)                    Director

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     CHI FINANCE
CORP.


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                           DONALD
R. LOBACK

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                 President and Director
  March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                Financial Vice President
  March 11, 1996
----------------------
  (KENDA B. GONZALES)                  and Director
                                       (Principal Financial
                                       Officer and Principal
                                       Accounting Officer)


/s/ W. THOMAS HICKCOX                Secretary, Treasurer
  March 11, 1996
----------------------
  (W. THOMAS HICKCOX)                  and Director

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     CONTINENTAL
HOMES, INC.


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                           DONALD
R. LOBACK
                                                          CHIEF
EXECUTIVE OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                 Chief Executive Officer
  March 11, 1996
---------------------
  (DONALD R. LOBACK)                   and Director


/s/ KENDA B. GONZALES                Financial Vice President,
  March 11, 1996
---------------------
  (KENDA B. GONZALES)                  Treasurer and Secretary
                                       (Principal Financial
                                       Officer and Principal
                                       Accounting Officer)


/s/ W. THOMAS HICKCOX                Director
  March 11, 1996
----------------------
  (W. THOMAS HICKCOX)


/s/ TIMOTHY C. WESTFALL              Director
  March 11, 1996
-----------------------
 (TIMOTHY C. WESTFALL)

                                            SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     CONTINENTAL
HOMES OF FLORIDA, INC.


                                                     BY:  /S/ JOHN
P. MORONEY

-------------------
                                                           JOHN P.
MORONEY

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ JOHN P. MORONEY                  President
  March 11, 1996
--------------------
   (JOHN P. MORONEY)


/s/ KENDA B. GONZALES                Treasurer and Director
  March 11, 1996
---------------------
  (KENDA B. GONZALES)                  (Principal Financial
                                       Officer and Principal
                                       Accounting Officer)


/s/ DONALD R. LOBACK                 Vice President and
  March 11, 1996
---------------------
  (DONALD R. LOBACK)                   Director


/s/ W. THOMAS HICKCOX                Director
  March 11, 1996
----------------------
  (W. THOMAS HICKCOX)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     CONTINENTAL
HOMES OF TEXAS, INC.


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                          DONALD R.
LOBACK
                                                          CHAIRMAN
AND PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                 Chairman and President
  March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                Vice President and
  March 11, 1996
----------------------
  (KENDA B. GONZALES)                   Treasurer
                                        (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)


/s/ W. THOMAS HICKCOX                Vice President and
  March 11, 1996
----------------------
  (W. THOMAS HICKCOX)                  Director


/s/ TIMOTHY C. WESTFALL              Director
  March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                              KDB HOMES, INC.


                                              BY:  /S/ DOUGLAS
WILLIAM CHAMPION

----------------------------
                                                   DOUGLAS WILLIAM
CHAMPION

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DOUGLAS WILLIAM CHAMPION           President
    March 11, 1996
-----------------------------
  (DOUGLAS WILLIAM CHAMPION)


/s/ KENDA B. GONZALES                  Treasurer and Secretary
    March 11, 1996
-----------------------
  (KENDA B. GONZALES)                    (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ DONALD R. LOBACK                   Vice President and
    March 11, 1996
---------------------
  (DONALD R. LOBACK)                   Director


/s/ TIMOTHY C. WESTFALL                Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                L & W INVESTMENTS,
INC.


                                                BY:  /S/
CHRISTOPHER J. CHAMBERS

----------------------------
                                                      CHRISTOPHER
J. CHAMBERS

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ CHRISTOPHER J. CHAMBERS            President
    March 11, 1996
----------------------------
  (CHRISTOPHER J. CHAMBERS)


/s/ KENDA B. GONZALES                  Treasurer
    March 11, 1996
----------------------
  (KENDA B. GONZALES)                  (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ DONALD R. LOBACK                   Vice President and
    March 11, 1996
---------------------
  (DONALD R. LOBACK)                     Director


/s/ W. THOMAS HICKCOX                  Vice President and
    March 11, 1996
----------------------
  (W. THOMAS HICKCOX)                    Director

/s/ TIMOTHY C. WESTFALL                Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     MILBURN
INVESTMENTS, INC.


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                            DONALD
R. LOBACK

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                   President and Director
    March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                  Treasurer
    March 11, 1996
----------------------
  (KENDA B. GONZALES)                    (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ W. THOMAS HICKCOX                  Vice President and
    March 11, 1996
----------------------
  (W. THOMAS HICKCOX)                    Director


/s/ TIMOTHY C. WESTFALL                Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                        MILTEX FINANCIAL IV GENERAL
PARTNERSHIP


                                        BY:  /S/ DONALD R. LOBACK

------------------------
                                                DONALD R. LOBACK
                                                  PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                   President and Director
    March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                  Treasurer
    March 11, 1996
----------------------
  (KENDA B. GONZALES)                    (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ TIMOTHY C. WESTFALL                Secretary and Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                  MILTEX
MANAGEMENT, INC.


                                                  BY:  /S/ RANDALL
C. PRESENT

----------------------
                                                        RANDALL C.
PRESENT

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ RANDALL C. PRESENT                 President
    March 11, 1996
-----------------------
 (RANDALL C. PRESENT)


 /s/ RICHARD MAREK                     Treasurer and Assistant
    March 11, 1996
------------------
    (RICHARD MAREK)                      Secretary
                                         (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ DONALD R. LOBACK                   Vice President and
    March 11, 1996
---------------------
  (DONALD R. LOBACK)                     Director


/s/ TIMOTHY C. WESTFALL                Secretary and Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

/s/ KENDA B. GONZALES                  Director
    March 11, 1996
----------------------
  (KENDA B. GONZALES)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                  MILTEX MORTGAGE OF TEXAS LIMITED
PARTNERSHIP


                                  BY:  /S/ DONALD R. LOBACK
                                       --------------------------
                                            DONALD R. LOBACK
                                               PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                  President and Director
   March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                 Treasurer
   March 11, 1996
----------------------
  (KENDA B. GONZALES)                   (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)


/s/ TIMOTHY C. WESTFALL               Secretary and Director
   March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                              RANCHO CARILLO, INC.


                                              BY:  /S/ CHRISTOPHER
J. CHAMBERS

---------------------------
                                                     CHRISTOPHER J.
CHAMBERS

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ CHRISTOPHER J. CHAMBERS            President
    March 11, 1996
----------------------------
(CHRISTOPHER J. CHAMBERS)


/s/ KENDA B. GONZALES                  Treasurer and Secretary
    March 11, 1996
---------------------
  (KENDA B. GONZALES)                    (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ DONALD R. LOBACK                   Vice President and
    March 11, 1996
 ---------------------
  (DONALD R. LOBACK)                     Director


/s/ TIMOTHY C. WESTFALL                Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     R.O.S.
CORPORATION


                                                     BY:  /S/
DONALD R. LOBACK

--------------------
                                                           DONALD
R. LOBACK

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                  President and Director
   March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                 Treasurer
   March 11, 1996
----------------------
  (KENDA B. GONZALES)                   (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

/s/ TIMOTHY C. WESTFALL               Secretary and Director
   March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)


/s/ TERRY E. MITCHELL                 Director
   March 11, 1996
----------------------
  (TERRY E. MITCHELL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     SETTLEMENT
CORPORATION


                                                     BY:  /S/
DONALD R. LOBACK

---------------------
                                                           DONALD
R. LOBACK

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ DONALD R. LOBACK                   President and Director
    March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ KENDA B. GONZALES                  Treasurer
    March 11, 1996
----------------------
  (KENDA B. GONZALES)                    (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ TIMOTHY C. WESTFALL                Secretary and Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)


/s/ TERRY E. MITCHELL                  Director
    March 11, 1996
----------------------
  (TERRY E. MITCHELL)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT
CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS
ALL OF THE
REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS
REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO
DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON MARCH
11, 1996.

                                                     TRAVIS COUNTY
TITLE COMPANY


                                                     BY:  /S/
JACKIE MANUEL

--------------------
                                                          JACKIE
MANUEL

PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule
462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE SECURITIES ACT OF 1933, THIS REGISTRATION
STATEMENT HAS
BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE
DATES
INDICATED.


          Signature                            Title
       Date


/s/ JACKIE MANUEL                      President
    March 11, 1996
----------------------
    (JACKIE MANUEL)


/s/ BILL MCCLENDON                     Treasurer and Assistant
    March 11, 1996
-------------------
   (BILL MCCLENDON)                      Secretary
                                         (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)


/s/ DONALD R. LOBACK                   Director
    March 11, 1996
---------------------
  (DONALD R. LOBACK)


/s/ W. THOMAS HICKCOX                  Director
    March 11, 1996
----------------------
  (W. THOMAS HICKCOX)

/s/ TIMOTHY C. WESTFALL                Director
    March 11, 1996
------------------------
 (TIMOTHY C. WESTFALL)

Exhibit Index

Number

12       Statement of Computation of Ratio of Earnings to Fixed
Charges.
23.1     Consent of Arthur Andersen LLP.